UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2012

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K/A is being filed by Excel Trust, Inc. to provide the financial statements that were previously omitted in Item 9.01 of the Current Report on Form 8-K filed on October 19, 2012 relating to a portfolio of properties in Virginia and Florida (the “Southeast Portfolio”), collectively containing approximately 705,000 square feet of retail and commercial space, with an additional 339 apartment units on the upper levels of one of the shopping centers. In evaluating this acquisition and determining the appropriate amount of consideration to be paid, we considered a variety of factors including property type, geographic markets and demographics, tenants and lease terms. We are not aware of any additional material factors that would cause the historical operating results of the Southeast Portfolio to not be indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Properties Acquired

Independent Auditors’ Report

Combined Statements of Revenues and Certain Expenses of the Southeast Portfolio for the six months ended June 30, 2012 (unaudited) and for the year ended December 31, 2011

Notes to Combined Statements of Revenues and Certain Expenses

(b)	Pro Forma Condensed Consolidated Financial Information (unaudited)

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Excel Trust, Inc. as of June 30, 2012

Unaudited Pro Forma Condensed Consolidated Statements of Operations of Excel Trust, Inc. for the six months ended June 30, 2012 and for the year ended December 31, 2011

Notes to Pro Forma Condensed Consolidated Financial Statements of Excel Trust, Inc.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, between Della Road Development, LLC and Excel Trust, L.P., dated October 9, 2012.(1)

10.2	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, among Lake Burden/Overstreet 1, LLC, Maguire Shoppes LLC, Maguire Shoppes II, LLC and Excel Trust, L.P., dated May 31, 2012.(1)

10.3	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, among West Broad Village III, LLC, West Broad Village V, LLC and Excel Trust, L.P., dated May 31, 2012.(1)

10.4	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, between Bay Hill Fountains, L.L.C. and Excel Trust, L.P., dated May 31, 2012.(1)

23.1	Consent of Deloitte & Touche LLP

(1)	Incorporated by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2012.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Excel Trust, Inc.

We have audited the accompanying combined statement of revenues and certain expenses (the “Historical Summary”) of the Southeast Portfolio (the “Properties”) for the year ended December 31, 2011. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Current Report on Form 8-K/A) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary of the Properties presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the Properties for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

November 2, 2012

SOUTHEAST PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

For the Six Months Ended June 30, 2012 and for the Year Ended December 31, 2011

	Six months ended June 30, 2012	Year ended December 31, 2011
	(unaudited)
Revenues:
Rental revenues	$8,827,000	$17,140,000
Tenant reimbursements	1,211,000	2,175,000
Other income	178,000	367,000

Total revenues	10,216,000	19,682,000
Certain expenses
Property operating and maintenance	1,659,000	2,758,000
Property taxes	789,000	1,547,000
Management fees	270,000	539,000
Insurance	197,000	311,000

Total certain expenses	2,915,000	5,155,000

Revenues in excess of certain expenses	$7,301,000	$14,527,000

See accompanying notes to combined statements of revenues and certain expenses.

SOUTHEAST PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying combined statements of revenues and certain expenses (the “Historical Summary”) include the operations of the Southeast Portfolio (the “Properties”), which have been combined for purposes of this Historical Summary as each of the Properties was under common control or management prior to the acquisition. The Properties collectively contain approximately 705,000 square feet of retail and commercial space (unaudited), with an additional 339 apartment units (unaudited) on the upper levels of one of the shopping centers. The acquisition of the Properties by Excel Trust, Inc. (the “Company”) from an unaffiliated third party closed on October 19, 2012 for a purchase price of approximately $262.4 million, including the issuance of OP units valued at approximately $5.1 million and the assumption of indebtedness in the amount of approximately $62.0 million, with a weighted-average interest rate of 2.6%.

Basis of Presentation

The Historical Summary has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties. Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and the Historical Summary is not intended to be a complete presentation of the Properties’ revenues and expenses. Items excluded consist of depreciation and amortization, interest expense and federal and state income taxes.

The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Properties have been excluded. The Historical Summary for the six months ended June 30, 2012 (unaudited) reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of revenues and certain expenses for the period presented. The revenues and certain expenses for the six months ended June 30, 2012 are not necessarily indicative of the expected results for the entire fiscal year ending December 31, 2012.

The accompanying statement also includes 100% of the revenues and certain operating expenses of one property in which the Company will be acquiring a 50% tenant-in-common interest (revenues of $1.7 million and $3.5 million and certain expenses of $268,000 and $619,000 for the six months ended June 30, 2012 and for the year ended December 31, 2011, respectively).

In the preparation of the accompanying Historical Summary, subsequent events were evaluated through November 2, 2012, the date the financial statements were issued.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Tenant reimbursements, which represent estimated recoveries from certain tenants for their pro rata share of real estate taxes, insurance and other operating expenses are recognized as revenues in the period the applicable expenses are incurred or as specified in the leases. Rental receivables are periodically evaluated for collectability.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Concentration of Credit Risk

No tenants accounted for more than 10% of the Properties’ revenues in the six months ended June 30, 2012 or in the year ended December 31, 2011.

2. Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2011 are as follows (excludes apartment units, which have lease terms of one year or less):

2012	$12,702,000
2013	12,936,000
2014	11,589,000
2015	10,804,000
2016	10,272,000
2017 and thereafter	87,800,000

$146,103,000

The Properties are generally leased to tenants under lease terms that provide for the retail and office tenants to pay a pro rata share of their operating expenses. The above future minimum lease payments do not include amounts for tenant reimbursements of operating expenses.

Certain tenants have lease termination options built into their leases, which are subject to termination fees. In the event that a tenant exercises its option to terminate its lease early and the terminated space is not subsequently released, the amount of future minimum rent received will be reduced.

3. Related Party Transactions

In the six months ended June 30, 2012 (unaudited) and the year ended December 31, 2011, property management fees of $270,000 and $539,000, respectively, were paid or payable to a company affiliated with the sellers of the Properties.

4. Commitments and Contingencies

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Properties’ results of operations.

Excel Trust, Inc.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma financial information of Excel Trust, Inc. (the “Company”) is based on the historical financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 has been prepared as if the acquisition of the Southeast Portfolio (the “Properties”) had occurred on June 30, 2012. The unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2012 and for the year ended December 31, 2011 have been prepared as if the acquisition of the Properties had occurred on January 1, 2011.

Such unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of the Properties had been completed on the date indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period. The pro forma condensed consolidated statements of operations of the Company are adjusted to include the acquisition of the Properties and reflect the operations of the property in which the Company holds a 50% tenant-in-common interest under the equity method of accounting. In addition, the pro forma condensed consolidated financial statements are based upon pro forma allocations of the purchase price of the Properties based upon preliminary estimates of fair value of the assets acquired and liabilities assumed in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates. Management believes all material adjustments necessary to reflect the effect of the acquisition have been made to the unaudited pro forma financial information.

EXCEL TRUST, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2012

(in thousands)

	Company Historical (A)	Acquisition of the Southeast Portfolio (B)	Company Pro Forma
ASSETS:
Property, net	$711,183	$227,719	$938,902
Cash and cash equivalents	7,179	—	7,179
Lease intangibles, net	72,666	21,477	94,143
Investment in unconsolidated entities	—	7,665	7,665
Other	29,516	—	29,516

Total Assets	$820,544	$256,861	$1,077,405

LIABILITIES AND EQUITY:
Liabilities:
Mortgage and notes payable	$286,114	$245,299	$531,413
Accounts payable and other liabilities	24,252	—	24,252
Lease intangibles, net	16,444	6,481	22,925

Total liabilities	326,810	251,780	578,590
Equity:
Total stockholders’ equity	480,065	—	480,065
Non-controlling interests	13,669	5,081	18,750

Total equity	493,734	5,081	498,815

Total liabilities and equity	$820,544	$256,861	$1,077,405

See accompanying notes

EXCEL TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Six months ended June 30, 2012

(in thousands, except per share amounts)

	Company Historical (C)	Acquisition of the Southeast Portfolio (D)	Company Pro Forma
REVENUES:
Rental revenue	$33,168	$7,686	$40,854
Tenant recoveries	6,452	1,522	7,974
Other income	688	177	865

Total revenues	40,308	9,385	49,693
EXPENSES:
Maintenance and repairs	2,674	518	3,192
Real estate taxes	4,525	2,163	6,688
Management fees	388	—	388
Other operating expenses	1,782	1,179	2,961
General and administrative	6,815	—	6,815
Depreciation and amortization	16,831	3,385	20,216

Total expenses	33,015	7,245	40,260

Net operating income	7,293	2,140	9,433
Interest expense	(7,660)	(2,535)	(10,195)
Interest income	106	—	106
Income from equity in unconsolidated entities	—	3	3
Changes in fair value of financial instruments and gain on OP unit redemptions	1,051	—	1,051

Net income (loss)	790	(392)	398
Net loss attributable to non-controlling interest	16	15	31

Net income (loss) attributable to Excel Trust, Inc.	806	(377)	429
Preferred stock dividends	(4,865)	—	(4,865)

Net loss attributable to the common stockholders	$(4,059)	$(377)	$(4,436)

Net loss per share attributable to the common stockholders – basic and diluted	$(0.14)		$(0.14)

Weighted-average common shares outstanding - basic and diluted	32,273	—	32,273

See accompanying notes

EXCEL TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31, 2011

(in thousands, except per share amounts)

	Company Historical (C)	Acquisition of the Southeast Portfolio (D)	Company Pro Forma
REVENUES:
Rental revenue	$44,265	$14,863	$59,128
Tenant recoveries	10,300	2,866	13,166
Other income	662	360	1,022

Total revenues	55,227	18,089	73,316
EXPENSES:
Maintenance and repairs	3,792	776	4,568
Real estate taxes	6,373	4,326	10,699
Management fees	576	—	576
Other operating expenses	3,106	1,943	5,049
Changes in fair value of earn-outs	(434)	—	(434)
General and administrative	12,773	—	12,773
Depreciation and amortization	23,290	7,696	30,986

Total expenses	49,476	14,741	64,217

Net operating income	5,751	3,348	9,099
Interest expense	(13,181)	(5,070)	(18,251)
Interest income	297	—	297
Loss from equity in unconsolidated entities	—	(77)	(77)
Gain on acquisition of real estate and sale of land parcel	1,479	—	1,479
Changes in fair value of financial instruments	1,154	—	1,154

Net loss from continuing operations	(4,500)	(1,799)	(6,299)
Income from discontinued operations before gain on sale of real estate assets	1,023	—	1,023
Gain on sale of real estate assets	3,976	—	3,976

Income from discontinued operations	4,999	—	4,999

Net income (loss)	499	(1,799)	(1,300)
Net (income) loss attributable to non-controlling interest	(51)	35	(16)

Net income (loss) attributable to Excel Trust, Inc.	448	(1,764)	(1,316)
Preferred stock dividends	(3,228)	—	(3,228)

Net loss attributable to the common stockholders	$(2,780)	$(1,764)	$(4,544)

Net loss per share attributable to the common stockholders – basic and diluted	$(0.15)		$(0.23)

Weighted-average common shares outstanding - basic and diluted	22,465	—	22,465

See accompanying notes

EXCEL TRUST, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(A) Derived from the Company’s condensed consolidated financial statements as of June 30, 2012.

(B) To reflect the acquisition of the Properties as if they were acquired June 30, 2012 for a purchase price of $262.4 million, not including closing costs. The acquisition will be funded by the issuance of OP units valued at approximately $5.1 million based on the closing price of the Company’s common stock on the date of acquisition, assumed indebtedness of approximately $62.0 million and cash from borrowings on the Company’s unsecured revolving credit facility. The acquisition method of accounting was used to allocate the purchase price to tangible and identifiable intangible assets and liabilities and other working capital liabilities assumed according to their fair values. The purchase of one property comprising approximately 104,000 square feet will be 50% owned by the Company through a tenant-in-common interest. As a result, the Company will account for the acquisition of this property under the equity method of accounting. The purchase price has been allocated on a preliminary basis for the pro forma adjustments as follows:

Land	$62,917
Building	157,367
Site improvements	4,754
Tenant improvements	2,681
Lease intangible assets	21,477
Lease intangible liabilities	(6,481)
Investment in unconsolidated entities(1)	19,685

$262,400

(1)

Amount represents the company’s proportionate share of the fair value of tangible and intangible assets and liabilities related to the acquisition of the property in which the Company owns a 50% tenant-in-common interest. This amount is included in the investment in unconsolidated entities balance of $7.6 million on the accompanying balance sheet, net of the Company’s proportionate share of approximately $12.0 million in indebtedness associated with the property.

The purchase price for the Properties of $262.4 million will be comprised of cash payments in the amount of $195.3 million from borrowings on the Company’s unsecured revolving credit facility, the assumption of indebtedness in the amount of $62.0 million, and the issuance of OP units valued at approximately $5.1 million (the number of OP units issued was determined based on a share price calculated as 110% of the average closing price of the Company’s common shares for the five consecutive trading days ending on the second trading day immediately preceding the acquisition date).

(C) Derived from the Company’s condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2012 and for the year ended December 31, 2011.

(D) To reflect the acquisition of the Properties as if they were acquired on January 1, 2011. The pro forma adjustments include the pro forma operations of the Properties (the pro forma operations of the property in which the Company owns a 50% tenant-in-common interest are reflected as income(loss) from equity method investments). The acquisition method of accounting was used to allocate the purchase price to tangible and identified intangible assets and liabilities according to their fair values. The amount allocated to building, site improvements and tenant improvements is depreciated over an estimated useful life of 40 years, 11 years and 12 years, respectively. The amounts allocated to intangible lease assets and liabilities are amortized over the lives of the leases with an average life of 13 years and seven years, respectively.

Historical revenue of $7.4 million and $14.2 million is increased by $306,000 and $667,000, respectively, for the pro forma net amortization of above- and below-market leases for the six months ended June 30, 2012 and for the year ended December 31, 2011 (not including the historical revenue and pro forma net amortization of above- and below-market leases pertaining to the property in which the Company owns a 50% tenant-in-common interest).

Expenses are based on historical operations of the previous owner except for real estate property tax, which is calculated using an estimated reassessed tax basis subsequent to the acquisition (based on the purchase price and prevailing tax rates). Tenant recoveries have been adjusted to reflect the estimated property tax expense.

Interest expense reflects estimated interest costs incurred for the six months ended June 30, 2012 and for the year ended December 31, 2011 based on the assumption of a mortgage note in the amount of approximately $12.0 million, with a floating interest rate of LIBOR plus a margin of 325 bps (assumed to be 3.49% at June 30, 2012), a bridge loan in the amount of $50.0 million executed concurrent with the acquisition at a floating rate of LIBOR plus a margin of 250 bps (assumed to be 2.74% at June 30, 2012) and borrowings of $195.3 million from the Company’s unsecured revolving credit facility used to fund the acquisition. The Company’s unsecured revolving credit facility bears interest at the rate of LIBOR plus a margin of 165 basis points to 225 basis points, depending on the Company’s leverage ratio. Interest is assumed to be 1.9% for the periods presented based on the interest rate in effect at June 30, 2012 and historic LIBOR rates during the period from January 1, 2011 to June 30, 2012, which have ranged from 0.19% to 0.28% (a 0.125% variance in the assumed interest rate of 1.9% would result in an increase or decrease in interest expense of approximately $122,000 for the six months ended June 30, 2012 and $243,000 for the year ended December 31, 2011, respectively).

The issuance of 411,184 OP units in connection with the acquisition was not included in the calculation of the weighted-average common shares outstanding (basic and diluted) for the six months ended June 30, 2012 and the year ended December 31, 2011 (as if the acquisition of the Properties had occurred on January 1, 2011) as the effect would be anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2012	Excel Trust, Inc.

	By:	/S/ JAMES Y. NAKAGAWA
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, between Della Road Development, LLC and Excel Trust, L.P., dated October 9, 2012.(1)

10.2	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, among Lake Burden/Overstreet 1, LLC, Maguire Shoppes LLC, Maguire Shoppes II, LLC and Excel Trust, L.P., dated May 31, 2012.(1)

10.3	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, among West Broad Village III, LLC, West Broad Village V, LLC and Excel Trust, L.P., dated May 31, 2012.(1)

10.4	Purchase and Sale Agreement and Joint Escrow Instructions, as amended, between Bay Hill Fountains, L.L.C. and Excel Trust, L.P., dated May 31, 2012.(1)

23.1	Consent of Deloitte & Touche LLP

(1)	Incorporated by reference to Excel Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2012.